Exhibit 10.24
Loan Agreement

Party A: Zhucheng Ziyang Ceramic Co., Ltd.
Party B: Shengzhen development bank Qingdao Branch

Clause 1 Loan
1.	Type: Short term loan
2.	Loan Amount: RMB 9,000,000
3.	Loan period: 1 year. From March 24, 2011 to March 23, 2012.
4.	Usage: Buy raw materials.
5.	Interest rate: Use floating rate and floats 5% of the benchmark interest rate.
6.	Interest Settlement: Interest is paid monthly at the 20th of every month. Borrower should pay the interest at every interest settlement day.

Clause 2 The rights and obligations of borrower
1.	Use and withdraw loans according to the agreement.
2.	Refuse any additional conditions
3.	Transfer debt to third person upon approval of lender.
4.	Borrower will accept the survey and supervision of lender and provide relevant files at any time.
5.	Provide lender with monthly financial statements
6.	Cooperate with lender to know the production operation, financial activities, inventories, usage of loan of the borrower
7.	Pay back principal and interest according to the agreement
8.	If borrower carries out some behaviors which may cause the change of credit and debt relationship, borrower must notify lender in advance in written.

Clause 3 The rights and obligations of lender
1.	Require borrower to provide relevant information
2.	Require borrower to pay back principal and interest on schedule
3.	Have rights to find out the operation, financial activity and payment schedule of borrower
4.	Withdraw principal and amount from the bank account of borrower
5.	If borrower doesn’t fulfill the duty of the agreement, lender has rights to require borrower to pay back in advance or stop giving loans which borrower hasn’t used.
6.	Give loans according to the agreement.
7.	Maintain confidentiality of the borrower’s information, such as financial statement and production management.

Clause 4 Breach of contract
Below are the behaviors regarded as the breach of contract of borrower
1.
Due to the borrower or guarantor, guarantor doesn’t conduct the guarantee procedures of this agreement, or borrower doesn’t conduct withdraw procedures, if over 30 days of the withdraw day of the agreement, lender has rights to collect penalty or terminate the agreement.

2.	Borrower doesn’t pay back the amount according to the agreement
3.	Borrower provides fake financial statements, or refuses lender to supervise the usage of loans
4.	Borrower doesn’t fulfill the duty of agreement, or guarantor violates the duty of guarantee agreement.
5.
If some changes harmful to creditor’s rights occurred, or guarantor of this agreement lost the guarantee capability, or the value of guaranty decreases, borrower doesn’t provide new guarantee according to the requirement of lender.

6.	Significant changes of financial situations of borrower.
7.	Borrower evades the requirement of entrusted payment.
8.	The bank account of borrower is frozen by relevant authority, or borrower gets involved with lawsuit, may have harmful impact on the fulfillment of duty of borrower.
9.	Other significant changes occur, borrower can’t remedy within the required period of lender.
Clause 5 Responsibility of breach of contract
1.	If the borrower breaches the agreement, lender has rights to stop providing loans or take back provided loans in advance.
2.	If lender file lawsuit to protect creditor’s right due to the breach of contract of borrower, borrower must pay for the expenses of lawsuit, travel expenses and other expenses.

Party A: Zhucheng Ziyang Ceramic Co., Ltd.
Legal Represntative Signature: /s/ Lingbo Chi
Party B: Shengzhen development bank Qingdao Branch
Legal Represntative Signature: /s/ Yan Chen
 March 23, 2011